FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (this “First Amendment”) is made and entered into as of the 16th day of October, 2014 (the “First Amendment Date”), among HERITAGE-CRYSTAL CLEAN, LLC, an Indiana limited liability company (the “Borrower”), HERITAGE-CRYSTAL CLEAN, INC., a Delaware corporation (“Holdings”), each Subsidiary of the Borrower from time to time party to the Credit Agreement referred to below (collectively with Holdings, the “Guarantors”; and the Guarantors together with the Borrower, the “Loan Parties”), each lender from time to time party to such Credit Agreement (collectively, the “Lenders” and individually, each a “Lender”), and BANK OF AMERICA, N.A., as the Administrative Agent (the “Agent”).

WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of February 5, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Borrower has requested an increase in the permitted incremental loan facilities under the Credit Agreement and certain other amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.Amendments to Section 1.01 (Definitions) of the Credit Agreement.

(a)The definition of “Committed Loan Notice” is hereby amended to read in its entirety as follows:
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans that are LIBOR Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
(b)The definition of “Guarantors” is hereby amended to read in its entirety as follows:
“Guarantors” means, collectively, (i) Holdings, (ii) the Subsidiaries of the Borrower listed on Schedule 5.13 and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.14 or otherwise, and (iii) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.
(c)The definition of “Interest Period” is hereby amended to delete the phrase “one, two, three or six months thereafter” and to replace it with the following: “one, two, three or six months thereafter (in each case, subject to availability)”.

(d)The definition of “Lending Office” is hereby amended to read in its entirety as follows:
““Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.”
(e)The definition of “LIBOR Rate” is hereby amended to read in its entirety as follows:

““LIBOR Rate” means,
(a)    for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Administrative Agent) (“LIBOR”), as published by Bloomberg (or such other commercially available source providing quotations of such rate as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum for such Interest Period determined by such alternate method as reasonably selected by the Administrative Agent; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two (2) London Banking Days prior to such date for Dollar deposits being delivered for a term of one (1) month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum for such term determined by such alternate method as reasonably selected by the Administrative Agent;
provided if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”
(f)The definition of “Obligations” is hereby amended to delete the period at the end of such definition, and to replace it with the following: “; provided, that the Obligations shall exclude any Excluded Swap Obligations.”

(g)The definition of “Responsible Officer” is hereby amended to read in its entirety as follows:

“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer, treasurer or assistant treasurer of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated in or pursuant to a written agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(h)The definition of “Sanctions” is hereby amended to delete the reference to “OFAC” contained therein and to replace it with the following: “the United States Government (including without limitation, OFAC)”.

(i)The definition of “Swing Line Loan Notice” is hereby amended to read in its entirety as follows:

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit A-2 or such other from as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(j)The definition of “Term A Loan Notice” is hereby amended to read in its entirety as follows:

“Term A Loan Notice” means a notice of (a) a Term A Loan Borrowing, (b) a conversion of any portion of the Term A Loan from one Type to the other, or (c) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-3 or such other from as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(k)The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.12 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“First Amendment” means the First Amendment to Amended and Restated Credit Agreement, dated as of the First Amendment Date, among the Borrower, the other Loan Parties, the Lenders and the Administrative Agent.
“First Amendment Date” means October 16, 2014.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.12).
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, including any such obligation comprised of a guaranty or Lien.
(l)The following definitions are deleted from Section 1.01 of the Credit Agreement: (i) “ECP Guarantor”, (ii) “Non-ECP Guarantor” and (iii) “Hedge Obligations”.

3.Amendment to Section 1.05 (Times of Day) of the Credit Agreement. Section 1.05 is hereby amended by (i) changing the caption thereof to read “Times of Day; Rates” and (ii) adding the following new sentence at the end of such Section:

“The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any comparable or successor rate thereto.”
4.Amendment to Section 2.02(a) (Borrowings, Conversions and Continuations of Committed Loans) of the Credit Agreement. Section 2.02(a) of the Credit Agreement is hereby amended as follows:

(i)     The first sentence of Section 2.02(a) is amended to read in its entirety as follows:
“Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative

Agent, which may be given by (i) telephone, or (ii) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice.”
(ii)    The second sentence of Section 2.02(a) is amended by replacing the words “such notice” with the following: “Loan Notice”.
(iii)     The third sentence of Section 2.02(a) is deleted in its entirety.
5.Amendment to Section 2.04(b) (Borrowing Procedures) of the Credit Agreement. Section 2.04(b) of the Credit Agreement is hereby amended as follows:

(i)     The first sentence of Section 2.04(b) is amended to read in its entirety as follows:
“Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone, or (ii) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Swing Line Loan Notice.”
(ii)    The second sentence of Section 2.04(b) is amended by replacing the words “such notice” with the following: “Swing Line Loan Notice”.
(iii)     The third sentence of Section 2.04(b) is deleted in its entirety.
6.Amendment to Section 2.07(c) (Repayment of Loans) of the Credit Agreement. Section 2.07(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(c) Term A Loan. The Borrower shall repay to the Term A Lenders the aggregate principal amount of the Term A Loan outstanding on the following dates in the respective amounts set forth opposite such dates in this table (to be allocated to each Term A Lender in accordance with its Applicable Percentage of the Term A Loan):

Date	Amount of Reduction
March 31, 2013	$250,000
June 30, 2013	$250,000
September 30, 2013	$250,000
December 31, 2013	$250,000
March 31, 2014	$375,000
June 30, 2014	$375,000
September 30, 2014	$375,000
December 31, 2014	$375,000
March 31, 2015	$375,000
June 30, 2015	$375,000
September 30, 2015	$375,000
December 31, 2015	$375,000
March 31, 2016	$500,000
June 30, 2016	$500,000
September 30, 2016	$500,000
December 31, 2016	$500,000
March 31, 2017	$500,000
June 30, 2017	$500,000
September 30, 2017	$500,000
December 31, 2017	$500,000
Maturity Date for the Term A Loan	Remaining outstanding principal amount of the Term A Loan ”

7.Amendment to Section 2.14 (Accordion Advances) of the Credit Agreement. The provisos contained in the first paragraph of Section 2.14(a) of the Credit Agreement are hereby amended to read in their entirety as follows:

“provided that the aggregate amounts so requested under clauses (i) and (ii) above after the date hereof (after giving effect to any prepayments or replacements contemplated thereby) shall not exceed $100,000,000; and provided, further, that, after giving effect to any such Accordion Advance, the sum of the Total Facility Amount shall not at any time exceed $140,000,000 (minus any and all previously effected permanent reductions of the Aggregate Commitments or prepayments of the Term A Loan made after the First Amendment Date or any other term loan advanced hereunder from time to time and then Outstanding (other than in connection with a replacement term loan or a replacement revolving credit facility under this Section 2.14))”.
8.Amendment to Section 3.01(e) (Status of Lenders; Tax Documentation) of the Credit Agreement. Section 3.01(e) of the Credit Agreement is hereby amended by inserting the following at the end of subclause (D) thereof:

“For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of the Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

9.Amendments to Section 3.03 (Inability to Determine Rates) of the Credit Agreement. Section 3.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

“3.03.    Inability to Determine Rates. If in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) U.S. Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, or (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent determines that for any reason the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent or the Required Lenders have made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent or the Required Lenders (as applicable) revoke(s) the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.”

10.Amendment to Section 3.06 (Mitigation Obligations; Replacement of Lenders) of the Credit Agreement. Section 3.06 of the Credit Agreement is hereby amended by inserting the following new sentence at the beginning thereof:

“Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement.”

11.Amendment to Section 5.13 (Subsidiaries) of the Credit Agreement. The last sentence of Section 5.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Part (a) of Schedule 5.13 identifies whether (i) each Guarantor is a Qualified ECP Guarantor or a Specified Loan Party and (ii) any Guarantor is a Foreign Subsidiary and, if so, its foreign jurisdiction of organization.”

12.Amendments to Section 5.24 (OFAC) of the Credit Agreement. Section 5.24 of the Credit Agreement is hereby amended to read in its entirety as follows:

“5.24.     OFAC; Sanctions. No Loan Party, nor, to the knowledge of any Loan Party, any Related Party of any Loan Party, is an individual or entity currently the subject of any Sanctions, nor is any Loan Party located, organized or resident in a Designated Jurisdiction.”
13.Amendment to Section 6.13 (Anti-Corruption Laws) of the Credit Agreement. Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

“6.13 Anti-Corruption Laws. Conduct its businesses in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.”
14.Amendment to Section 6.18 (Further Assurances) of the Credit Agreement. Section 6.18 of the Credit Agreement is amended by deleting the respective references to “ECP Guarantor” and “Non-ECP Guarantor” and inserting in place thereof, the following, respectively: “Qualified ECP Guarantor” and “Specified Loan Party”.

15.Amendment to Section 7.14 (Sanctions) of the Credit Agreement. Section 7.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

“7.14. Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.”
16.Amendment to Section 8.03 (Application of Funds) of the Credit Agreement. Section 8.03 of the Credit Agreement is hereby amended by inserting the following new paragraph at the end of such section:

“Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.”

17.Amendment to Section 9.09 (Administrative Agent May File Proofs of Claim) of the Credit Agreement. Section 9.09 of the Credit Agreement is hereby amended by (i) changing the caption thereof to read “Administrative Agent May File Proofs of Claim; Credit Bidding” and (ii) inserting the following new paragraph at the end of such Section:

“The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 11.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.”

18.Amendments to Article 10 (Continuing Guaranty) of the Credit Agreement.

(a)The first sentence of Section 10.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Holdings and each other Loan Party hereby jointly and severally, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof); provided, however, for the avoidance of doubt, that notwithstanding anything to the contrary contained in any Loan Document, the Obligations guaranteed hereby shall exclude any Excluded Swap Obligations. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each of the Guarantors, and conclusive for the purpose of establishing the amount of the Obligations.”

(b)Article 10 is further amended by inserting, at the end thereof, the following new Section 10.12:

“10.12. Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the Lien hereunder or under any other Loan Document, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Contract, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Contract as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Contract (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article 10 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.”
19.Amendments to Section 11.02 (Notices; Effectiveness; Electronic Communications) of the Credit Agreement.

(a)Clause (b) of Section 11.02 of the Credit Agreement is hereby amended by inserting, immediately following the reference to “email”, the following new reference: “, FpML messaging”.

(b)Clause (c) of Section 11.02 of the Credit Agreement is hereby amended by inserting, immediately following the reference to “transmission of Borrower’s Materials” in the last sentence thereof, the following new language: “or notices through the Platform, any other electronic platform or electronic messaging service, or”.

20.Amendments to Section 11.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement.
(a)Section 11.04(b) is amended by deleting the phrase “in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee” appearing immediately before the proviso contained therein and by replacing it with the following:

“IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE”
(b)Section 11.04(d) is amended by deleting from the last sentence thereof the following language: “other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.”

21.Amendment to Section 11.18 (Electronic Execution of Assignments and Certain Other Documents) of the Credit Agreement. Section 11.18 of the Credit Agreement is hereby amended to read in its entirety as follows:

“11.18. Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.”
22.Consent to Prepayment of Certain Subordinated Debt. The Borrower has obtained certain subordinated debt from certain subordinated lenders, as such subordinated debt and lenders are specifically identified on Exhibit A hereto (such subordinated debt, the “Subordinated Debt” and each such subordinated lender, a “Subordinated Lender”). Each Subordinated Lender is party to a Subordination Agreement with the Administrative Agent and the Lenders relating to its respective Subordinated Debt (each such agreement, a “Subordination Agreement”). The Borrower has requested that, notwithstanding the terms of the Subordination Agreement or Section 7.12 of the Credit Agreement, the Required Lenders consent to the prepayment in full by the Borrower of the Subordinated Debt prior to the First Amendment Date (the “Subordinated Debt Prepayment”). The Required Lenders hereby consent to the Subordinated

Debt Prepayment so long as, (i) at the time of such Subordinated Debt Prepayment and after giving effect thereto, no Default or Event of Default has occurred and is continuing, and (ii) if requested by the Administrative Agent, prior to such Subordinated Debt Prepayment, the Borrower has furnished to the Administrative Agent satisfactory payoff letters in connection with the indebtedness being paid off, along with any applicable lien releases or discharges (or satisfactory arrangements therfore have been made).

23.Conditions to Effectiveness. This First Amendment shall be deemed effective as of the first date on which each of the following conditions have been satisfied to the satisfaction of the Administrative Agent:

A.the Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Loan Parties, each dated the First Amendment Date and each in form and substance satisfactory to the Administrative Agent:

(a)executed counterparts of this First Amendment from the Borrower, the Guarantors and the Required Lenders;
(b)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require authorizing such Loan Party to enter into the transactions contemplated by this First Amendment and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this First Amendment and the other Loan Documents to which such Loan Party is a party; and
(c)such other assurances, certificates, documents, or consents relating to the Loan Parties and their respective assets and properties, as the Administrative Agent or the Required Lenders reasonably may require.

B.The absence of any event or condition since December 28, 2013 that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

C.The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties, threatened in any court or before any arbitrator, tribunal or governmental authority that would reasonably be expected to have a Material Adverse Effect.

24.Representations and Warranties. The Borrower and each other Loan Party jointly and severally represents and warrants to the Administrative Agent and the Lenders as follows:

(a)The execution, delivery and performance of this First Amendment and the transactions contemplated hereby (i) are within the authority of each of the Loan Parties, (ii) have been duly authorized by all necessary corporate proceedings by each of the corporate Loan Parties, and by all necessary proceedings by the managers or members (as required) by each of the limited liability company Loan Parties, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Loan Parties is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Loan Parties so as to materially adversely affect the assets, business or any activity of the Loan Parties, and (iv) do not conflict with any provision of the corporate charter, articles of incorporation or bylaws of the corporate Loan Parties, the articles of organization or operating agreements of the limited liability company Loan Parties, or any agreement or other instrument binding upon any of the Loan Parties.

(b)The execution, delivery and performance of this First Amendment will result in valid and legally binding obligations of the Loan Parties enforceable against them in accordance with the terms and provisions hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)The execution, delivery and performance by the Loan Parties of this First Amendment, and the transactions contemplated hereby, do not require any approval or consent of, or filing with, any third party or governmental agency or authority.

(d)The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof, after giving effect to this First Amendment, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. For purposes of this Paragraph 24(d), (i) the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement and (ii) the representations and warranties contained in Section 5.15 shall include any and all reports, financial statements, certificates and other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with or relating to this First Amendment.

(e)Both before and after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

25.No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly provided herein, to otherwise modify any provision of the Credit Agreement or other Loan Document, or (ii) give rise to any defenses or counterclaims to the Lender’s right to compel payment of the Obligations when due or to otherwise enforce its rights and remedies under the Credit Agreement and the other Loan Documents.

26.Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents, all documents, instruments and agreements related thereto and the Obligations are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

27.GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

28.Counterparts; Etc. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts. Likewise, the existence of this First Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects. This First Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Amended and Restated Credit Agreement as of the date first set forth above.
Borrower:

HERITAGE-CRYSTAL CLEAN, LLC, an
Indiana limited liability company

By:    /s/ Greg Ray
Name:     Greg Ray
Title:     Chief Operating Officer

[Signatures continued on following pages]

By its signature below, each of Holdings and Mirachem, LLC hereby acknowledges and agrees to the terms of this First Amendment, including, without limitation, the representations and warranties applicable to it contained herein. Each of Holdings and Mirachem, LLC hereby affirms its obligations of payment and performance under Article X of the Credit Agreement, and agrees that all “Obligations”, as defined in the Credit Agreement and after giving effect to this First Amendment, are covered by and guaranteed under the Guaranty provided under such Article X.

HERITAGE-CRYSTAL CLEAN, INC.,
a Delaware corporation

By:    /s/ Greg ray
Name:     Greg Ray
Title:     Chief Financial Officer

MIRACHEM, LLC,
a Delaware limited liability company

By:    /s/ Pat Doughty
Name:     Pat Doughty
Title:     Manager

[Signatures continued on following pages]

BANK OF AMERICA, N.A., as Lender, Administrative Agent, L/C Issuer and Swing Line Lender

By:    /s/ Maria F. Maia
Name:     Maria F. Maia
Title:     Managing Director

[Signatures continued on following pages]

Wells Fargo Bank, National Association, as Lender

By:    /s/ Paul R. Frey
Name:    Paul R. Frey
Title:     Senior Vice President